                                                                 Exhibit 10.7.3

                                 AMENDMENT NO. 2

                                       TO

                ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT

                            (As Amended and Restated)

           THIS AMENDMENT NO. 2 TO THE ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT between STATE STREET BANK AND TRUST COMPANY ("`State Street") and the AMERICAN BAR RETIREMENT ASSOCIATION ("ABRA") is effective as of the 2nd day of July, 2001.

                              W I T N E S S E T H:

           WHEREAS, State Street and ABRA have heretofore entered into an Administrative and Investment Services Agreement dated November 9, 1998 (the "Agreement");

           WHEREAS, the parties desire to amend the Agreement to provide for the inclusion in the Program of investment allocation advice to Program Participants.

           WHEREAS, Section 16.07 of the Agreement permits the Agreement to be amended by a written instrument executed by ABRA and State Street.

           NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and undertakings, and subject to the terms and conditions, hereinafter set forth, the parties hereto agree as follows:

           1. All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms by the Agreement.

           2. The definition of "Investment Advisor" contained in Section 1.29 of AISA is amended to read as follows:

           "1.29 Investment Advisor" means any person or entity (other than State Street) engaged by State Street pursuant to Section 2.02 to make recommendations (i) to State Street regarding the acquisition or disposition of assets held in a Fund, or (ii) to Participants regarding the allocations of the assets held on their behalf under the Trusts among the Funds."

           3. Section 2.02 of AISA is amended to read as follows:

           "2.02 Investment Advisors. State Street may engage one or more Investment Advisors only in accordance with the following procedures and subject to the provisions of Sections 2.04, 2.05, 2.06 and 2.08:

           (a) With respect to Investment Advisors described in clause (i) of
           Section 1.29, subject to Section 4.02:

                      (i) Each Investment Advisor, if any, shall be identified in the appropriate Fund Declaration or attachment thereto;

                      (ii) State Street shall enter into an Investment Advisor Agreement with each such Investment Advisor, which Investment Advisor Agreement shall include, among other things (A) representations that the Investment Advisor is registered or exempt under, or excluded from, the Investment Advisors Act of 1940, as amended, and is in the business of acting as a fiduciary with respect to assets of various retirement plans and trusts and (B) an acknowledgment in writing that the Investment Advisor is a fiduciary as defined in ERISA with respect to the applicable assets of the Plans and the Trusts, and each such agreement may include supplemental guidelines governing the Investment Advisor's activities;

                      (iii) If more than one such Investment Advisor is engaged to advise State Street with respect to a single Fund, each applicable Investment Advisor Agreement shall designate the portion of the assets of, contributions and transfers to, and withdrawals and transfers from such Fund to be allocated to each Investment Advisor; and

                      (iv) Such an Investment Advisor shall not be permitted to take any action with respect to any Fund that, in the reasonable opinion of State Street, would cause the Fund to cease to qualify as a fund maintained by a bank within the meaning of (A) Section 3(c)(11) of the Investment Company Act of 1940, as amended, and successor provision thereto, and (B) Section 3(a)(2) of the Securities Act of 1933, as amended, and any successor provision thereto."

                      (b) With respect to Investment Advisors described in clause (ii) of Section 1.29, State Street shall enter into an agreement with any such Investment Advisor, which agreement shall include, among other things, that the Investment Advisor is an "investment manager" as defined in section 3(37) of ERISA and is in the business of acting as a fiduciary providing investment allocation advice to participants in various retirement plans and trusts and shall otherwise be in a form approved by ABRA, which approval shall not be unreasonably withheld."

           4. The last sentence of Section 2.04 is amended to read as follows:

           "State Street shall give full consideration, and in the case of an Investment Advisor described in clause (ii) of Section 1.29, due deference, to each Investment Advisor Recommendation of ABRA and shall respond to ABRA, no later than thirty (30) days after the date of State Street's receipt to such Investment Advisor Recommendation, as to whether, in what manner, and on what time frame such appointment or reallocation will be effected and the reasons for such response."

           5. The second sentence of Section 2.05 is amended to read as follows:

           "State Street shall give full consideration, and in the case of an Investment Advisor described in clause (ii) of Section 1.29, due deference, to each Investment Advisor Removal Recommendation of ABRA and shall respond to ABRA, no later than thirty (30) days after the date of State Street's receipt to such Investment Advisor Recommendation, as to whether, in what manner, and on what time frame such action will be taken with respect to such Investment Advisor and the reasons therefor."

           6. The changes made by this Amendment No. 2 shall be effective for the period beginning on July 2, 2001 and shall terminate upon the termination of any Investment Advisor described in clause (ii) of
           Section 1.29.

           IN WITNESS WHEREOF, this instrument has been signed on behalf of each of the parties hereto on this 2nd day of July 2001.

                                       STATE STREET BANK
                                       AND TRUST COMPANY


                                       By: /s/ Beth Halberstadt
                                           ---------------------------------

                                       Title: Vice-President
                                              ------------------------------


                                       AMERICAN BAR RETIREMENT ASSOCIATION

                                       By:
                                           ---------------------------------
                                              President